UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2016

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 29, 2016, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that the Federal Reserve Board does not object to the Firm’s capital plan under the recently concluded 2016 Comprehensive Capital Analysis and Review (“CCAR”). The capital plan includes gross common equity repurchases of up to $10.6 billion between July 1, 2016 and June 30, 2017, under a new equity repurchase program authorized by the Firm’s Board of Directors. The Board of Directors also intends to continue the current common stock dividend of $0.48 per share for the third quarter of 2016.

A copy of the Firm’s press release relating to this announcement is attached as Exhibit 99.1. The information set forth in Exhibit 99.1 shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K (including the Exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase’s website (http://investor.shareholder.com/jpmorganchase/sec.cfm) and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibit.

(d)    Exhibit

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated June 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Managing Director

Dated:	June 29, 2016

INDEX TO EXHIBIT

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated June 29, 2016

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